UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2007
MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On January 10, 2007, Leon O. Moulder, Jr., president and chief executive officer of MGI PHARMA, INC. (“MGI PHARMA”), will present at the JP Morgan 25th Annual Healthcare Conference in San Francisco, California at approximately 10:30 a.m. Pacific Standard Time. Mr. Moulder’s presentation will be accompanied by electronic slides that include information pertaining to MGI PHARMA’s 2006 financial results, products, pipeline and 2007 corporate goals. A copy of these slides is included in this report as Exhibit 99.1 and is furnished herewith.
     The presentation and slides contain certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA’s product candidates to compete against other therapies for their approved indications, to be proven safe and effective in humans, and to receive marketing authorization from regulatory authorities; development or acquisition of additional products; reliance on contract manufacturing; changes in strategic alliances; continued access to capital; and other risks and uncertainties detailed from time to time in MGI PHARMA’s filings with the Securities and Exchange Commission including its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits

99.1	MGI PHARMA, INC. slide presentation for the JP Morgan 25th Annual Healthcare Conference on January 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: January 10, 2007	By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	MGI PHARMA, INC. slide presentation for the JP Morgan 25th Annual Healthcare Conference on January 10, 2007.